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                                                                    Exhibit 23.1
                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No. 1 to Registration Statement No. 333-18711 of Tuscany, Inc. on Form SB-2 of our report dated December 23, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the substantial doubt about the ability of the Company to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Seattle, Washington
January 27, 1997